Exhibit 99.1

MobileIron Appoints Simon Biddiscombe Interim Chief Financial Officer

MOUNTAIN VIEW, Calif. — May 12, 2015 — MobileIron (NASDAQ:MOBL), the leader in mobile enterprise security, today announced that it has appointed Simon Biddiscombe as interim Chief Financial Officer.

Simon brings more than 20 years of management and financial experience to MobileIron. He began his career at PricewaterhouseCoopers LLP where he spent nine years, most recently in the firm’s Silicon Valley technology accounting and audit practice. He went on to join Wyle Electronics where he served as Senior Vice President and Chief Financial Officer. Simon’s next role was Vice President for Finance and Controller of the internet infrastructure business of Conexant which became Mindspeed Technologies (NASDAQ: MSPD) where he then served for 5 years as Chief Financial Officer. He then spent five years at QLogic Corp. (NASDAQ: QLGC) as Chief Financial Officer and Senior Vice President, then as Chief Executive Officer. Simon joins MobileIron from ServiceSource International, Inc. (NASDAQ: SREV) where he served as Interim Chief Financial Officer.

About MobileIron

MobileIron provides the foundation for companies around the world to transform into Mobile First organizations. For more information, please visit www.mobileiron.com.

Investor contact:

Samuel Wilson

MobileIron

ir@mobileiron.com

650-282-7555

Media contact:

Clarissa Horowitz

MobileIron

clarissa@mobileiron.com

415-608-6825